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                                                                     EXHIBIT 5.1


_________________, 2006


QuatRx Pharmaceuticals Company
777  East Eisenhower Parkway, Suite 100
Ann Arbor, MI 48108

RE: QUATRX PHARMACEUTICALS COMPANY - REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

      We have acted as counsel to QuatRx Pharmaceuticals Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-131537) initially filed with the Securities and Exchange Commission on February 3, 2006 (as further amended or supplemented, the "Registration Statement") relating to the registration of an aggregate of up to shares of the Company's Common Stock, par value $0.01 (the "Common Stock) offered by the Company (the "Shares").

      We have reviewed, among other things, the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended and as proposed to be amended, and the records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. We have made such other factual inquiries as we deemed necessary to render this opinion.

      Based upon the foregoing and in reliance thereon, it is our opinion that the Shares, when sold and after receipt of payment therefore as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

      This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Shares. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion. We express no opinion herein as to the laws of any state or jurisdiction other than the State of Delaware and the federal laws of the United States.

      We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

                                               Very truly yours,

                                               HELLER EHRMAN LLP